As Filed with the Securities and Exchange Commission on July 16, 2002
Registration No. 333-85144

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	13-3386776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

and subsidiary guarantors:

Lear Operations Corporation	Lear Midwest Automotive, Limited Partnership
Lear Corporation Automotive Holdings	Lear Corporation Automotive Systems
Lear Corporation EEDS and Interiors	Lear Automotive (EEDS) Spain S.L.
Lear Seating Holdings Corp. #50	Lear Corporation Mexico, S.A. de C.V.
Lear Technologies, LLC
(Exact name of Registrants as specified in their respective charters)

Delaware	38-3265872	Delaware	61-1317467
Delaware	11-2462850	Ohio	34-6534576
Delaware	38-2446360	Spain	38-3384976
Delaware	38-2929055	Mexico	CIN-830323-T75
Delaware	52-2133836
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Joseph F. McCarthy, Esq.
Lear Corporation
21557 Telegraph Road	21557 Telegraph Road
Southfield, MI 48086-5008	Southfield, MI 48086-5008
(248) 447-1500	(248) 447-1500
(Address, including zip code, and telephone number, including	(Name, address, including zip code, and telephone number,
area code, of Registrant’s principal executive offices)	including area code, of agent for service)

Copies to:

John L. MacCarthy
Daniel A. Ninivaggi
Winston & Strawn
200 Park Avenue
New York, NY 10166
(212) 294-6700

     Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Lear Corporation (Reg. No. 333-85144) is to amend the “Selling Securityholders” and “Plan of Distribution” sections of the prospectus included in the Registration Statement to include additional selling securityholders who have requested inclusion in the prospectus since June 21, 2002, the date of the effectiveness of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated July 16, 2002

PROSPECTUS SUPPLEMENT NO. 1

$640,000,000

Zero-Coupon Convertible Senior Notes Due February 20, 2022

And
Common Stock Issuable Upon Conversion Of The Notes

          This prospectus supplement amends and supplements the prospectus dated June 21, 2002 of Lear Corporation. The prospectus relates to the resale by certain securityholders of up to $640,000,000 aggregate principal amount at maturity of our Zero-Coupon Convertible Senior Notes due February 20, 2022 and the shares of common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the prospectus, and this prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the prospectus.

          Investing in the notes involves risks. See “Risk Factors” beginning on page 6 of the prospectus.

          Neither the Securities and Exchange Commission, any state securities commission nor any other United States regulatory authority has approved or disapproved the notes or the common stock issuable upon conversion of the notes nor determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is                     , 2002.

      The “Selling Securityholders” section on pages 47-49 of the original prospectus and the “Plan of Distribution” section on pages 50-52 of the original prospectus are hereby amended and restated in their entirety, as set forth below.

Selling Securityholders

       The notes were originally issued by us and sold to Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Lehman Brothers Inc. (the “Initial Purchasers”) and resold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act or in offshore transactions pursuant to Regulation S under the Securities Act. The selling securityholders, including their transferees, pledgees, donees, assignees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes listed below and the shares of common stock issued upon conversion of such notes.

      The table below sets forth the name of each selling securityholder and the principal amount at maturity of notes that each selling securityholder may offer and sell pursuant to this prospectus and the number of shares of common stock into which those notes are convertible as of the date of this prospectus. Unless set forth below, to the best of our knowledge, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates or beneficially owns in excess of 1% of our outstanding common stock.

      We have prepared the table below based on information provided to us by each of the selling securityholders on or prior to July 11, 2002. The percentages are based on $640,000,000 principal amount at maturity of notes outstanding. The number of shares of common stock that may be sold is calculated based on the current conversion ratio or 7.5204 shares of our common stock for each $1,000 principal amount at maturity of notes. The conversion ratio, and therefore the number of shares of our common stock issuable upon conversion of the notes, is subject to adjustment. Accordingly, the number of shares of common stock issuable upon conversion of the notes may increase or decrease.

			Number of
	Aggregate		shares of
	principal amount		common stock
	at maturity of	Percentage	that may be	Percentage of
	notes that may	of	sold pursuant	shares of
	be sold by this	outstanding	to this	common stock
Name of Selling Security Holder	prospectus	notes	prospectus(1)	outstanding(2)

Absolute Return Fund Ltd.	$1,018,000	*	7,656	*
Allstate Insurance Company	1,300,000	*	9,777	*
Allstate Life Insurance Company	750,000	*	5,640	*
American Fidelity Assurance Company	800,000	*	6,016	*
Associated Electric & Gas Insurance Services Limited	1,000,000	*	7,520	*
Bancroft Convertible Fund, Inc	2,500,000	*	18,801	*
Bank Austria Cayman Islands, Ltd.	2,500,000	*	18,801	*
Black Diamond Capital I, Ltd.	512,000	*	3,850	*
Black Diamond Convertible Offshore LDC	3,036,000	*	22,832	*
Black Diamond Offshore Ltd.	1,966,000	*	14,785	*
CALAMOS® Convertible Fund — CALAMOS® Investment Trust	14,600,000	2.3	109,798	*
CALAMOS® Convertible Growth and Income Fund — CALAMOS® Investment Trust	19,000,000	3.0	142,888	*
CALAMOS® Convertible Portfolio — CALAMOS® Advisors Trust	400,000	*	3,008	*
CALAMOS® Market Neutral Fund — CALAMOS® Investment Trust	25,650,000	4.0	192,898	*
CitiCorp Life Insurance Company	100,000	*	752	*
CitiSAM Ltd	17,300,000	2.7	130,103	*
Clarica Life Insurance Co. — U.S.	800,000	*	6,016	*
Consulting Group Capital Markets Funds	1,270,000	*	9,551	*

			Number of
	Aggregate		shares of
	principal amount		common stock
	at maturity of	Percentage	that may be	Percentage of
	notes that may	of	sold pursuant	shares of
	be sold by this	outstanding	to this	common stock
Name of Selling Security Holder	prospectus	notes	prospectus(1)	outstanding(2)

Deutsche Bank Securities Inc.	61,000,000	9.5	458,744	*
Dorinco Reinsurance Company	1,800,000	*	13,537	*
Double Black Diamond Offshore LDC	10,296,000	1.6	77,430	*
Ellsworth Convertible Growth and Income Fund, Inc.	2,500,000	*	18,801	*
First Union Securities Inc.	23,000,000	3.6	172,969	*
Genesee County Employees’ Retirement System	1,200,000	*	9,024	*
Goldman, Sachs & Co. Profit Sharing Master Trust	918,000	*	6,904	*
IMF Convertible Fund	2,900,000	*	21,809	*
ING Convertible Fund	8,900,000	1.4	66,932	*
ING VP Convertible Fund	100,000	*	752	*
Innovest Finanzdienstleistungs AG	1,500,000	*	11,281	*
Investcorp — SAM Fund Ltd	15,400,000	2.4	115,814	*
Jackson County Employees’ Retirement System	525,000	*	3,948	*
JP Morgan Securities Inc.	140,000	*	1,052	*
KBC Financial Products USA Inc.	3,225,000	*	24,253
Lehman Brothers Inc.	7,500,000	1.2	56,403	*
Lexington (IMA) Limited	1,721,000	*	12,943	*
Louisiana Workers’ Compensation Corporation	800,000	*	6,016	*
Managed Assets Trust	1,000,000	*	7,520	*
MLQA Convertible Securities Arbitrage, LTD	42,500,000	6.6	319,617	*
Morgan Stanley Capital Services, Inc.	3,500,000	*	26,321	*
National Benefit Life Insurance Company	59,000	*	444	*
NORCAL Mutual Insurance Company	900,000	*	6,768	*
Oakwood Assurance Company	225,000	*	1,692	*
Oakwood Healthcare Inc. Endowment	32,000	*	241	*
Oakwood Healthcare Inc. Funded Depreciation	400,000	*	3,008	*
Oakwood Healthcare Inc. — OHP	58,000	*	436	*
Oakwood Healthcare Inc. (Pension)	750,000	*	5,640	*
OZ Convertible Master Fund, Ltd	3,886,000	*	29,224	*
OZ Mac 13 Ltd	945,000	*	7,107	*
OZ Master Fund, Ltd	42,378,000	6.6	318,700	*
Performa Institutional Fund - US Dollar Convertible Bond	150,000	*	1,128	*
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union	1,600,000	*	12,033	*
Primerica Life Insurance Company	2,365,000	*	17,786	*
Ramius LP	133,000	*	1,000	*
RCG Baldwin LP	267,000	*	2,008	*
RCG Halifax Master Fund, LTD	1,500,000	*	11,281	*
RCG Latitude Master Fund, LTD	2,600,000	*	19,553	*
RCG Multi Strategy LP	3,000,000	*	22,561	*
Rhapsody Fund, LP	29,400,000	4.6	221,100	*
Royal Bank of Canada	4,500,000	*	33,842	*

			Number of
	Aggregate		shares of
	principal amount		common stock
	at maturity of	Percentage	that may be	Percentage of
	notes that may	of	sold pursuant	shares of
	be sold by this	outstanding	to this	common stock
Name of Selling Security Holder	prospectus	notes	prospectus(1)	outstanding(2)

S.A.C. Capital Associates, LLC	8,000,000	1.3	60,163	*
Sagamore Hill Hub Fund LTD	20,000,000	3.1	150,408	*
SCI Endowment Care Common Trust Fund — Suntrust	165,000	*	1,241	*
Serena Limited	252,000	*	1,895	*
South Dakota Retirement System	8,000,000	1.3	60,163	*
Southern Farm Bureau Life Insurance Company	1,600,000	*	12,033	*
TD Securities (USA) Inc.	2,500,000	*	18,801	*
The Cockrell Foundation	250,000	*	1,880	*
The Travelers Indemnity Company	5,677,000	*	42,693	*
The Travelers Insurance Company-Life	4,292,000	*	32,278	*
The Travelers Insurance Company-Separate Account TLAC	220,000	*	1,654	*
The Travelers Life and Annuity Company	287,000	*	2,158	*
Travelers Series Trust Convertible Bond Portfolio	1,500,000	*	11,281	*
UBS AG London Branch	100,500,000	15.7	755,800	1.1%
UBS Global Equity Arbitrage Master Ltd.	15,000,000	2.3	112,806	*
Wachovia Bank National Association	25,000,000	3.9	188,010	*
Worldwide Transactions Ltd.	490,000	*	3,685	*
Zazove Hedged Convertible Fund L.P.	5,000,000	*	37,602	*
Zurich Institutional Benchmarks Master Fund LTD	5,000,000	*	37,602	*
All other holders of notes or future transferees, pledgees, donees, assignees or successors of any such holders(3)(4)	$56,192,000	8.8%	422,586	*

Total	$640,000,000	100.0%	4,813,056 (5)	6.8%

*	Less than one percent.

(1)	Assumes conversion of all of the holder’s notes at a conversion rate of 7.5204 shares of common stock per $1,000 principal amount at maturity of the notes. The conversion rate is subject to adjustment, however, as described under “Description of the Notes—Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2)	Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, using 65,683,656 shares of common stock outstanding as of May 31, 2002. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all that holder’s notes, but we did not assume conversion of any other holder’s notes.

(3)	Information about other selling shareholders will be set forth in post-effective amendments to the registration statement of which this prospectus is a part.

(4)	Assumes that any other holders of the notes or any future pledgees, donees, assignees, transferees or successors of or from such other holders of the notes do not beneficially own any shares of common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate described in footnote 1 above.

(5)	Represents the number of shares of common stock into which $640,000,000 principal amount at maturity of notes would be convertible at the initial conversion rate described in footnote 1 above.

Plan of Distribution

       The selling securityholders will be offering and selling the notes and the common stock offered and sold under this prospectus. We will not receive any of the proceeds from the offering of the notes or the shares of common stock by the selling securityholders. In connection with the initial offering of the notes, we entered into a Registration Rights Agreement dated February 14, 2002 with the Initial Purchasers. Pursuant to the Registration Rights Agreement, we have agreed, among other things, to bear all expenses, other than underwriting discounts and selling commissions and certain other expenses, in connection with the registration and sale of the notes and the shares of common stock covered by this prospectus.

      We are registering the notes and the shares of common stock covered by this prospectus to permit holders to conduct public secondary trading of these securities from time to time after the date of this prospectus. We have been advised by the selling securityholders that they may sell all or a portion of the notes and shares of common stock beneficially owned by them and offered hereby from time to time:

•	directly; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts or commissions or agent’s commissions from the selling securityholders or from the purchasers of the notes and common stock for whom they act as agent.

      The notes and the common stock may be sold from time to time in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

      These prices will be determined by the holders of the securities by agreement between these holders and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholders from the sale of the notes or shares of common stock offered by them hereby will be the purchase price of the notes or shares of common stock less discounts and commissions, if any.

      The sales described in the preceding paragraph may be effected in transactions:

•	on any national securities exchange or quotation service on which the notes and common stock may be listed or quoted at the time of sale, including the New York Stock Exchange in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

      These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

      The following selling securityholders have represented to us that they are broker-dealers:

•	Deutsche Banc Securities Inc.;

•	First Union Securities Inc.;

•	ING Convertible Fund;

•	ING VP Convertible Fund;

•	JP Morgan Securities Inc;

•	KBC Financial Products USA Inc;

•	Lehman Brothers Inc.;

•	TD Securities (USA) Inc.; and

•	UBS AG London Branch.

A selling securityholder that is a broker-dealer will be an “underwriter” within the meaning of the Securities Act with respect to any notes or shares of common stock that it is offering pursuant to this prospectus.

      In addition, each of the following selling securityholders has advised us that it is an affiliate of a broker-dealer that has purchased its notes in the ordinary course of its business and that at the time of the purchase of its notes it had no agreement or understanding with any person to distribute the notes or the common stock issuable upon conversion of the notes:

•	Allstate Insurance Company;

•	Allstate Life Insurance Company;

•	CitiCorp Life Insurance Company;

•	Goldman, Sachs & Co. Profit Sharing Master Trust;

•	Managed Assets Trust;

•	MLQA Convertible Securities Arbitrage, LTD;

•	Morgan Stanley Capital Services, Inc.;

•	National Benefit Life Insurance Company;

•	Primerica Life Insurance Company;

•	Royal Bank of Canada;

•	The Travelers Indemnity Company;

•	The Travelers Insurance Company-Life;

•	The Travelers Insurance Company-Separate Account TLAC;

•	The Travelers Life and Annuity Company;

•	Travelers Series Trust Convertible Bond Portfolio;

•	UBS Global Equity Arbitrage Master Ltd.; and

•	Wachovia Bank National Association.

These and all other selling securityholders may be deemed to be underwriters within the meaning of the Securities Act with respect to the notes or shares of common stock that they are offering pursuant to this prospectus.

      In connection with the sale of the notes and the shares of common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes and the shares of common stock, short and deliver the notes and the shares of common stock to close out such short positions, or loan or pledge the notes and the shares of common stock to broker-dealers that in turn may sell the notes and the shares of common stock. Any hedging transactions will be conducted in compliance with the Securities Act.

      To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the shares of common stock by the selling securityholders. Selling securityholders may not sell any, or may not sell all, of the notes and the shares of common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling securityholder will not transfer, devise or gift the notes and the shares of common stock by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

      The outstanding shares of our common stock are listed for trading on the New York Stock Exchange under the symbol “LEA.”

      The notes were issued and sold in February 2002 by us to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act and resold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act or in offshore transactions pursuant to Regulation S under the Securities Act. Pursuant to the Registration Rights Agreement, we have agreed to indemnify the Initial Purchasers, each selling securityholder and certain underwriters, and each selling securityholder has agreed to indemnify us, the Initial Purchasers, certain underwriters and the other selling securityholders, against specified liabilities arising under the Securities Act.

      The selling securityholders and any other person participating in a distribution will be subject to the Securities Exchange Act of 1934 (the “Exchange Act”). The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying shares of common stock by the selling securityholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying shares to engage in market-making activities with respect to the particular notes and the underlying shares of common stock being distributed for a period of up to five business days prior to the commencement of distribution. This may affect the marketability of the notes and the underlying shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying shares of common stock.

      Under the Registration Rights Agreement, we are obligated to use our best efforts to keep the registration statement of which this prospectus is a part effective until the earlier of:

•	two years from the date of this prospectus;

•	the date when all of the notes and the shares of common stock issuable upon conversion of the notes covered by the registration statement which this prospectus forms a part, have been sold pursuant to the registration statement;

•	the date when all of the notes and the shares of common stock issuable upon conversion of the notes covered by the registration statement which this prospectus forms a part (i) have been distributed to the public pursuant to Rule 144 of the Securities Act or any successor provision or can be sold immediately without restriction or (ii) can be sold by holders who are not affiliates of Lear without registration under the Securities Act pursuant to Rule 144(k); and

•	the date when all of the notes and the shares of common stock issuable upon conversion of the notes covered by the registration statement which this prospectus forms a part cease to be outstanding.

      We may suspend the effectiveness of the shelf registration statement and the use of this prospectus (not to exceed 90-days in the aggregate in any 12 month period) under the following circumstances:

•	the issuance by the SEC of a stop order or similar proceedings;

•	the occurrence of any event as a result of which this prospectus contains a material misstatement or omission; or

•	the occurrence or existence of any pending corporate development or similar event.

      We will provide notice to holders of the notes of the existence of such suspension. Each selling securityholder has agreed not to trade any notes or common stock issuable upon conversion of the notes which have not been disposed of pursuant to the shelf registration statement or sold pursuant to Rule 144 of the Securities Act or which cannot be sold pursuant to Rule 144(k) of the Securities Act from the time such selling securityholder receives notice from us of a suspension of the effectiveness of the shelf registration statement until the selling securityholder receives copies of a prospectus supplement or amendment or receives written notice from us that this prospectus may be used.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Corporation

By:	/s/ DAVID C. WAJSGRAS _______________________________________________________ David C. Wajsgras Senior Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

* Kenneth L. Way	Chairman of the Board	July 12, 2002

/s/ ROBERT E. ROSSITER Robert E. Rossiter	President and Chief Executive Officer and Director (principal executive officer)	July 12, 2002
* James H. Vandenberghe	Vice Chairman and Director	July 12, 2002

/s/ DAVID C. WAJSGRAS David C. Wajsgras	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	July 12, 2002
* Larry W. McCurdy	Director	July 12, 2002
* Irma B. Elder	Director	July 12, 2002
* Roy E. Parrott	Director	July 12, 2002
* David P. Spalding	Director	July 12, 2002
* James A. Stern	Director	July 12, 2002

*By: /s/ DAVID C. WAJSGRAS Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lear Operations Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Operations Corporation

By:	/s/ JOSEPH F. MCCARTHY _______________________________________________________ Joseph F. McCarthy Vice President, Secretary and General Counsel

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ KENNETH L. WAY Kenneth L. Way	Chairman of the Board and Chief Executive Officer (principal executive officer)	July 12, 2002

/s/ JAMES H. VANDENBERGHE James H. Vandenberghe	Executive Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	July 12, 2002

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Director	July 12, 2002

*By: /s/ JOSEPH F. MCCARTHY Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Lear Corporation Automotive Holdings certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Corporation Automotive Holdings

By:	/s/ JOSEPH F. MCCARTHY _______________________________________ Joseph F. McCarthy Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ JAMES H. VANDENBERGHE James H. Vandenberghe	President and Director (principal executive officer)	July 12, 2002

/s/ DONALD J. STEBBINS Donald J. Stebbins	Vice President, Chief Financial Officer, and Director (principal financial and accounting officer)	July 12, 2002

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Director	July 12, 2002

*	Director	July 12, 2002

Douglas G. DelGrosso

*By: /s/ JOSEPH F. MCCARTHY Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lear Corporation EEDS and Interiors certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Corporation EEDS and Interiors

By:	/s/ JOSEPH F. MCCARTHY _______________________________________________________ Joseph F. McCarthy Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ JAMES H. VANDENBERGHE James H. Vandenberghe	President and Director (principal executive officer)	July 12, 2002

/s/ DONALD J. STEBBINS Donald J. Stebbins	Vice President, Chief Financial Officer, and Director (principal financial and accounting officer)	July 12, 2002

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Director	July 12, 2002

*	Director	July 12, 2002

Douglas G. DelGrosso

*By: /s/ JOSEPH F. MCCARTHY Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lear Seating Holdings Corp. #50 certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Seating Holdings Corp. #50

By:	/s/ JOSEPH F. MCCARTHY _______________________________________________________ Joseph F. McCarthy Vice President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ DARRYL WENNECHUK Darryl Wennechuk	President and Director (principal executive officer)	July 12, 2002

/s/ DONALD J. STEBBINS Donald J. Stebbins	Vice President and Director (principal financial and accounting officer)	July 12, 2002

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Director	July 12, 2002

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lear Technologies, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Technologies, LLC
By: Lear Corporation
Its: Sole Member

By:	/s/ DAVID C. WAJSGRAS _______________________________________________________ David C. Wajsgras Senior Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

* Kenneth L. Way	Chairman of the Board and Directors of Lear Corporation	July 12, 2002

/s/ ROBERT E. ROSSITER Robert E. Rossiter	President and Chief Executive Officer and Director of Lear Corporation (principal executive officer)	July 12, 2002

* James H. Vandenberghe	Vice Chairman and Director of Lear Corporation	July 12, 2002

/s/ DAVID C. WAJSGRAS David C. Wajsgras	Senior Vice President and Chief Financial Officer of Lear Corporation (principal financial and accounting officer)	July 12, 2002
* Larry W. McCurdy	Director of Lear Corporation	July 12, 2002

* Irma B. Elder	Director of Lear Corporation	July 12, 2002

* Roy E. Parrott	Director of Lear Corporation	July 12, 2002

* David P. Spalding	Director of Lear Corporation	July 12, 2002

* James A. Stern	Director of Lear Corporation	July 12, 2002

*By: /s/ DAVID C. WAJSGRAS Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lear Midwest Automotive, Limited Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Midwest Automotive, Limited Partnership
By: Lear Corporation Mendon
Its: General Partner

By:	/s/ JOSEPH F. MCCARTHY _______________________________________________________ Joseph F. McCarthy Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ JAMES H. VANDENBERGHE James H. Vandenberghe	President and Director of Lear Corporation Mendon (principal executive officer)	July 12, 2002

/s/ DONALD J. STEBBINS Donald J. Stebbins	Vice President and Director of Lear Corporation Mendon (principal financial and accounting officer)	July 12, 2002

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Vice President and Secretary and Director of Lear Corporation Mendon	July 12, 2002

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lear Corporation Automotive Systems certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Corporation Automotive Systems

By:	/s/ JOSEPH F. MCCARTHY _______________________________________________________ Joseph F. McCarthy Vice President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ JAMES H. VANDENBERGHE James H. Vandenberghe	President and Director (principal executive officer)	July 12, 2002

/s/ DONALD J. STEBBINS Donald J. Stebbins	Vice President, Chief Financial Officer and Director (principal financial and accounting officer)	July 12, 2002

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Director	July 12, 2002

*	Director	July 12, 2002

Douglas G. DelGrosso

*By: /s/ JOSEPH F. MCCARTHY Attorney-in-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lear Automotive (EEDS) Spain S.L. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Automotive (EEDS) Spain S.L.

By:	/s/ PAUL JEFFERSON _______________________________________________________ Paul Jefferson President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ PAUL JEFFERSON Paul Jefferson	President and Director (principal executive officer)	July 12, 2002

/s/ MIGUEL HERRERA-LASSO Miguel Herrera-Lasso	Managing Director and Director (principal financial and accounting officer)	July 12, 2002

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Authorized United States Representative	July 12, 2002

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Lear Corporation Mexico, S.A. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 12th day of July, 2002.

Lear Corporation Mexico, S.A. de C.V.

By:	/s/ OSVALDO DE FALCO _______________________________________ Osvaldo de Falco President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ OSVALDO DE FALCO Osvaldo de Falco	President (principal executive officer and principal financial and accounting officer)	July 12, 2002

*	Director	July 12, 2002

Donald J. Stebbins

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Director	July 12, 2002

*	Director	July 12, 2002

Cameron C. Hitchcock

*	Director	July 12, 2002

Janis N. Acosta

/s/ JOSEPH F. MCCARTHY Joseph F. McCarthy	Authorized United States Representative	July 12, 2002

*By: /s/ JOSEPH F. MCCARTHY Attorney-in-Fact